Exhibit 99.1
October 31, 2016
BroadSoft Reports Third Quarter 2016 Financial Results
GAITHERSBURG, MD, October 31, 2016 - BroadSoft, Inc. (NASDAQ:BSFT), a leading global provider of hosted cloud-based enterprise communications software and services to the telecommunications industry, today announced financial results for the quarter ended September 30, 2016.
Financial Highlights for the Third Quarter of 2016

•	Total revenue increased 22% year-over-year to $84.1 million

•	GAAP gross profit equaled 72% of total revenue; non-GAAP gross profit equaled 76% of total revenue

•	GAAP income from operations totaled $1.6 million; non-GAAP income from operations totaled $17.3 million or 21% of revenue

•	GAAP basic and diluted net loss per share equaled $(0.02) per common share; non-GAAP diluted earnings per share equaled $0.52 per common share
Results for the three months ended September 30, 2016
Total revenue rose to $84.1 million in the third quarter of 2016, an increase of 22% compared to $69.1 million in the third quarter of 2015.
Net loss for the third quarter of 2016 was $(0.6) million, or $(0.02) per basic and diluted common share, compared to net loss of $(3.3) million, or $(0.11) per basic and diluted common share in the third quarter of 2015.
On a non-GAAP basis, net income in the third quarter of 2016 was $16.4 million, or $0.52 per diluted common share, compared to non-GAAP net income of $10.9 million, or $0.37 per diluted common share, in the third quarter of 2015. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.
Results for the nine months ended September 30, 2016
Total revenue rose to $239.0 million for the first nine months of 2016, an increase of 26% compared to $189.3 million for the first nine months of 2015.
Net loss for the first nine months of 2016 was $(5.0) million, or $(0.17) per basic and diluted common share, compared to a net loss of $(11.4) million, or $(0.39) per basic and diluted common share for the first nine months of 2015.
On a non-GAAP basis, net income for the first nine months of 2016 was $42.4 million, or $1.39 per diluted common share, compared to non-GAAP net income of $27.9 million, or $0.94 per diluted common share, for the first nine months of 2015. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.
Management Commentary
“I'm pleased to report another strong financial quarter as we achieved 22% year-over-year revenue and significant earnings per share growth,” said Michael Tessler, president and chief executive officer, BroadSoft.  “It was also a great quarter from a customer traction perspective. We saw several major product launches by our customers, including a VoLTE-based mobile offering by a major carrier. We believe that these launches, and our customers' continued success in the market, highlight the strategic value of our solutions.”
Guidance
For the fourth quarter of 2016, BroadSoft anticipates revenue of $94 to $102 million. BroadSoft also expects to achieve earnings on a non-GAAP basis of $0.65 to $0.83 per diluted common share.  For the full year 2016, BroadSoft expects revenue in the range of $333 million to $341 million and non-GAAP EPS in the range of $2.04 to $2.22.
A reconciliation of non-GAAP earnings per share guidance, as well as projected non-GAAP cost of sales and operating expenses to be discussed on this morning's teleconference, to the closest corresponding GAAP measures, is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of non-cash income taxes and stock-based compensation expense. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Conference Call
BroadSoft will discuss its third quarter 2016 results and its business outlook today via teleconference at 8:30 a.m. Eastern Time. To participate in the teleconference, callers can dial the toll free number 1-877-312-5517 (U.S. callers only) or 1-760-666-3772 (from outside the U.S.). The conference call can also be heard live via audio webcast at http://investors.broadsoft.com/events.cfm. To help ensure the conference begins on time, please dial in or connect via the web five minutes prior to the scheduled start time.
For those unable to participate in the live call, a recording will be available shortly after the conclusion of the call at http://investors.broadsoft.com/events.cfm and will remain available until immediately prior to our next earnings call.
Non-GAAP financial measures:
BroadSoft has provided in this release, and will provide on this morning’s teleconference, financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. BroadSoft uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating BroadSoft’s ongoing operational performance. BroadSoft’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes these non-GAAP financial measures provide meaningful supplemental information regarding BroadSoft’s performance by excluding certain non-cash expenses, and may include additional adjustments for items that are infrequent in nature. BroadSoft believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in BroadSoft’s industry, many of which present similar non-GAAP financial measures to investors. A reconciliation of the non-GAAP financial measures included in this release and to be discussed on this morning’s teleconference to the most directly comparable GAAP financial measures is set forth below.
Non-GAAP cost of revenue, license software cost of revenue, subscription and maintenance cost of revenue and professional services and other cost of revenue. We define non-GAAP cost of revenue as a cost of revenue less stock-based compensation expense and amortization expense for acquired intangible assets. We consider non-GAAP cost of revenue to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and investors can compare our cost of revenue over multiple periods.
Non-GAAP gross profit, license software gross profit, subscription and maintenance support gross profit and professional services and other gross profit. We define non-GAAP gross profit as gross profit plus stock-based compensation expense and amortization expense for acquired intangible assets. We consider non-GAAP gross profit to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and investors can compare our sales margins over multiple periods.
Non-GAAP income from operations. We define non-GAAP operating income as income from operations plus stock-based compensation expense and amortization expense for acquired intangible assets. We consider non-GAAP operating income to be a useful metric for management and investors because it excludes the effect of certain non-cash expenses so management and investors can compare our core business operating results over multiple periods.
Non-GAAP operating expenses, sales and marketing expense, research and development expense and general and administrative expense. We define non-GAAP operating expenses as operating expense plus stock-based compensation expense allocated to sales and marketing, research and development and general and administrative expenses. Similarly, we define non-GAAP sales and marketing, research and development and general and administrative expenses as the relevant GAAP measure plus stock-based compensation expense allocated to the particular expense item.
Non-GAAP net income and net income per share. We define non-GAAP net income as net income plus stock-based compensation expense, amortization expense for acquired intangible assets, non-cash interest expense on our convertible senior notes, foreign currency transaction gains and losses, loss on repurchase of our convertible senior notes and non-cash tax expense included in the GAAP tax provision. We define non-GAAP income per share as non-GAAP net income divided by the weighted average shares outstanding.
The presentation of non-GAAP net income, non-GAAP net income per share, non-GAAP gross margin, non-GAAP income from operations, and other non-GAAP financial measures in this release and on this morning’s teleconference is not meant to be a substitute for “net income,” “net income per share,” “gross margin,” “income from operations” or other financial measures presented in accordance with GAAP, but rather should be evaluated in conjunction with such data. BroadSoft’s definition of “non-GAAP net income,” “non-GAAP net income per share,” “non-GAAP gross margin,” “non-GAAP income from operations” and other non-GAAP financial measures may differ from similarly titled non-GAAP measures used by other companies and may differ from period to period. In reporting non-GAAP measures in the future, management may make other adjustments for expenses and gains it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income,” “non-GAAP net income per share,” “non-GAAP gross margin,” “non-GAAP income from operations” and such other non-GAAP measures by excluding these expenses and gains.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding BroadSoft’s future financial performance set forth under the heading “Guidance.” The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: BroadSoft's ability to expand its BroadCloud offering geographically and increase the associated recurring service revenue; BroadSoft’s dependence on the success of BroadWorks and on its service provider customers to sell services using its applications; BroadSoft’s dependence in large part on service providers’ continued deployment of, and investment in, their IP-based networks; claims that BroadSoft infringes the intellectual property rights of others; BroadSoft’s ability to integrate and achieve the expected benefits from its recent acquisitions; and the BroadSoft’s ability to expand its product offerings, as well as those factors contained in the “Risk Factors” sections of BroadSoft’s Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016, and in BroadSoft’s other filings with the SEC. All information in this release is as of October 31, 2016. Except as required by law, BroadSoft undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in BroadSoft’s expectations.
About BroadSoft
BroadSoft is the technology innovator in cloud communication, collaboration, and contact center solutions for businesses and service providers across 80 countries. We are the market share leader for cloud unified communications with an open, mobile and secure platform trusted by 25 of the world's top 30 service providers by revenue. BroadSoft Business empowers users and teams to share ideas and work simply to achieve breakthrough performance.
Financial Statements
The financial statements set forth below are not the complete set of BroadSoft’s financial statements for the quarter and the year and are presented below without footnotes. Readers are encouraged to obtain and carefully review BroadSoft’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, including all financial statements contained therein and the footnotes thereto, once the report is filed with the SEC. Once filed with the SEC, the Form 10-Q may be retrieved from the SEC’s website at www.sec.gov or from BroadSoft’s website at www.broadsoft.com.

Contact Information
For further information contact:

Investor Relations:
Chris Martin
+1-561-404-2130
cmartin@broadsoft.com

Media Contacts:
Brian Lustig, Bluetext PR for BroadSoft North America
+1 301.775.6203
brian@bluetext.com

Andy Crisp / Jon Bawden / Kate Anderson, Cohesive for BroadSoft UK
+44 (0) 1291 626200
broadsoft@wearecohesive.com

Terry Alberstein, Navigate Communication for BroadSoft APAC
+61 (0) 458-484-921
terry@navigatecommunication.com.au
BSFT-F

BroadSoft, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$100,047	$175,857
Short-term investments	149,354	72,531
Accounts receivable, net of allowance for doubtful accounts of $207 and $85 at September 30, 2016 and December 31, 2015, respectively	104,521	108,113
Other current assets	15,650	13,155
Total current assets	369,572	369,656
Long-term assets:
Property and equipment, net	19,948	19,481
Long-term investments	117,807	102,385
Intangible assets, net	21,805	18,835
Goodwill	79,710	72,275
Deferred tax assets	10,917	1,661
Other long-term assets	7,397	8,081
Total long-term assets	257,584	222,718
Total assets	$627,156	$592,374
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and accrued expenses	$32,102	$28,667
Deferred revenue, current portion	96,034	106,483
Total current liabilities	128,136	135,150
Convertible senior notes	197,759	188,331
Deferred revenue	6,015	4,571
Other long-term liabilities	6,078	7,289
Total liabilities	337,988	335,341
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 5,000,000 shares authorized at September 30, 2016 and December 31, 2015; no shares issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Common stock, par value $0.01 per share; 100,000,000 shares authorized at September 30, 2016 and December 31, 2015; 30,069,633 and 29,080,197 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively.	301	291
Additional paid-in capital	372,201	333,153
Accumulated other comprehensive loss	(17,009)	(13,810)
Accumulated deficit	(66,325)	(62,601)
Total stockholders’ equity	289,168	257,033
Total liabilities and stockholders’ equity	$627,156	$592,374

BroadSoft, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Revenue:
License software	$31,486	$31,343	$95,992	$84,370
Subscription and maintenance support	36,509	29,828	106,348	82,263
Professional services and other	16,127	7,926	36,639	22,619
Total revenue	84,122	69,097	238,979	189,252
Cost of revenue:
License software	1,799	2,444	5,697	7,984
Subscription and maintenance support	11,894	9,787	34,060	28,958
Professional services and other	10,060	9,429	27,340	20,949
Total cost of revenue	23,753	21,660	67,097	57,891
Gross profit	60,369	47,437	171,882	131,361
Operating expenses:
Sales and marketing	26,112	20,738	75,386	59,852
Research and development	19,931	14,974	58,120	45,524
General and administrative	12,759	10,955	36,675	31,366
Total operating expenses	58,802	46,667	170,181	136,742
Income (loss) from operations	1,567	770	1,701	(5,381)
Other expense:
Interest expense	3,959	2,848	11,738	6,864
Interest income	(683)	(323)	(1,950)	(819)
Other, net	(207)	4,089	(533)	5,312
Total other expense, net	3,069	6,614	9,255	11,357
Loss before income taxes	(1,502)	(5,844)	(7,554)	(16,738)
Benefit from income taxes	(897)	(2,593)	(2,545)	(5,294)
Net loss	$(605)	$(3,251)	$(5,009)	$(11,444)
Net loss per common share:
Basic and diluted	$(0.02)	$(0.11)	$(0.17)	$(0.39)
Weighted average common shares outstanding:
Basic and diluted	29,878	29,322	29,491	29,182
Stock-based compensation expense included above:
Cost of revenue	$2,225	$1,901	$6,118	$5,287
Sales and marketing	4,973	2,812	13,321	10,048
Research and development	4,249	2,428	11,414	8,933
General and administrative	2,574	2,016	7,454	6,119

BroadSoft, Inc.
SUMMARY OF CONSOLIDATED CASH FLOW ACTIVITY
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
	(in thousands)
Cash provided by (used in):
Operating activities	$47,740	$18,246
Investing activities	(124,049)	(24,695)
Financing activities	1,025	117,927

BroadSoft, Inc.
BILLINGS (REVENUE PLUS NET CHANGE IN DEFERRED REVENUE)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Beginning of period deferred revenue balance	$107,305	$107,726	$111,054	$101,456
End of period deferred revenue balance	102,049	109,678	102,049	109,678
Increase (decrease) in deferred revenue	(5,256)	1,952	(9,005)	8,222
Revenue	84,122	69,097	238,979	189,252
Revenue plus net change in deferred revenue	$78,866	$71,049	229,974	197,474

BroadSoft, Inc.
LICENSE SOFTWARE BILLINGS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Beginning of period deferred license software revenue balance	$26,798	$32,582	$33,200	$26,495
End of period deferred license software revenue balance	19,476	32,282	19,476	32,282
Increase (decrease) in deferred license software revenue	(7,322)	(300)	(13,724)	5,787
License software revenue	31,486	31,343	95,992	84,370
License software revenue plus net change in deferred license software revenue	$24,164	$31,043	$82,268	$90,157

BroadSoft, Inc.
SUBSCRIPTION AND MAINTENANCE SUPPORT BILLINGS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Beginning of period deferred subscription and maintenance support revenue balance	$60,381	$53,951	$61,399	$52,764
End of period deferred subscription and maintenance support revenue balance	58,154	49,598	58,154	49,598
Decrease in deferred subscription and maintenance support revenue	(2,227)	(4,353)	(3,245)	(3,166)
Subscription and maintenance support revenue	36,509	29,828	106,348	82,263
Subscription and maintenance support revenue plus net change in deferred subscription and maintenance support revenue	$34,282	$25,475	$103,103	$79,097

BroadSoft, Inc.
PROFESSIONAL SERVICES AND OTHER BILLINGS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Beginning of period deferred professional services and other revenue balance	$20,126	$21,193	$16,455	$22,197
End of period deferred professional services and other revenue balance	24,419	27,798	24,419	27,798
Increase in deferred professional services and other revenue	4,293	6,605	7,964	5,601
Professional services and other revenue	16,127	7,926	36,639	22,619
Professional services and other revenue plus net change in deferred professional services and other revenue	$20,420	$14,531	$44,603	$28,220

BroadSoft, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Non-GAAP cost of revenue:
GAAP license cost of revenue	$1,799	$2,444	$5,697	$7,984
(percent of related revenue)	6%	8%	6%	9%
Less:
Stock-based compensation expense	146	234	472	771
Amortization of acquired intangible assets	334	430	1,003	1,297
Non-GAAP license cost of revenue	$1,319	$1,780	$4,222	$5,916
(percent of related revenue)	4%	6%	4%	7%

GAAP subscription and maintenance support cost of revenue	$11,894	$9,787	$34,060	$28,958
(percent of related revenue)	33%	33%	32%	35%
Less:
Stock-based compensation expense	952	607	2,438	2,329
Amortization of acquired intangible assets	1,197	1,010	3,431	3,122
Non-GAAP subscription and maintenance support cost of revenue	$9,745	$8,170	$28,191	$23,507
(percent of related revenue)	27%	27%	27%	29%

GAAP professional services and other cost of revenue	$10,060	$9,429	$27,340	$20,949
(percent of related revenue)	62%	119%	75%	93%
Less:
Stock-based compensation expense	1,127	1,060	3,208	2,187
Amortization of acquired intangible assets	$175	$175	$525	$233
Non-GAAP professional services and other cost of revenue	$8,758	$8,194	$23,607	$18,529
(percent of related revenue)	54%	103%	64%	82%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Non-GAAP gross profit:
GAAP gross profit	$60,369	$47,437	$171,882	$131,361
(percent of total revenue)	72%	69%	72%	69%
Plus:
Stock-based compensation expense	2,225	1,901	6,118	5,287
Amortization of acquired intangible assets	1,706	1,615	4,959	4,652
Non-GAAP gross profit	$64,300	$50,953	$182,959	$141,300
(percent of total revenue)	76%	74%	77%	75%

GAAP license gross profit	$29,687	$28,899	$90,295	$76,386
(percent of related revenue)	94%	92%	94%	91%
Plus:
Stock-based compensation expense	146	234	472	771
Amortization of acquired intangible assets	334	430	1,003	1,297
Non-GAAP license gross profit	$30,167	$29,563	$91,770	$78,454
(percent of related revenue)	96%	94%	96%	93%

GAAP subscription and maintenance support gross profit	$24,615	$20,041	$72,288	$53,305
(percent of related revenue)	67%	67%	68%	65%
Plus:
Stock-based compensation expense	952	607	2,438	2,329
Amortization of acquired intangible assets	1,197	1,010	3,431	3,122
Non-GAAP subscription and maintenance support gross profit	$26,764	$21,658	$78,157	$58,756
(percent of related revenue)	73%	73%	73%	71%

GAAP professional services and other gross profit	$6,067	$(1,503)	$9,299	$1,670
(percent of related revenue)	38%	(19)%	25%	7%
Plus:
Stock-based compensation expense	1,127	1,060	3,208	2,187
Amortization of acquired intangible assets	$175	$175	$525	$233
Non-GAAP professional services and other gross profit	$7,369	$(268)	$13,032	$4,090
(percent of related revenue)	46%	(3)%	36%	18%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Non-GAAP income from operations:
GAAP income (loss) from operations	$1,567	$770	$1,701	$(5,381)
(percent of total revenue)	2%	1%	1%	(3)%
Plus:
Stock-based compensation expense	14,021	9,157	38,307	30,387
Amortization of acquired intangible assets	1,706	1,615	4,959	4,652
Non-GAAP income from operations	$17,294	$11,542	$44,967	$29,658
(percent of total revenue)	21%	17%	19%	16%

GAAP operating expense	$58,802	$46,667	$170,181	$136,742
(percent of total revenue)	70%	68%	71%	72%
Less:
Stock-based compensation expense	11,796	7,256	32,189	25,100
Non-GAAP operating expense	$47,006	$39,411	$137,992	$111,642
(percent of total revenue)	56%	57%	58%	59%

GAAP sales and marketing expense	$26,112	$20,738	$75,386	$59,852
(percent of total revenue)	31%	30%	32%	32%
Less:
Stock-based compensation expense	4,973	2,812	13,321	10,048
Non-GAAP sales and marketing expense	$21,139	$17,926	$62,065	$49,804
(percent of total revenue)	25%	26%	26%	26%

GAAP research and development expense	$19,931	$14,974	$58,120	$45,524
(percent of total revenue)	24%	22%	24%	24%
Less:
Stock-based compensation expense	4,249	2,428	11,414	8,933
Non-GAAP research and development expense	$15,682	$12,546	$46,706	$36,591
(percent of total revenue)	19%	18%	20%	19%

GAAP general and administrative expense	$12,759	$10,955	$36,675	$31,366
(percent of total revenue)	15%	16%	15%	17%
Less:
Stock-based compensation expense	2,574	2,016	7,454	6,119
Non-GAAP general and administrative expense	$10,185	$8,939	$29,221	$25,247
(percent of total revenue)	12%	13%	12%	13%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands, except per share data)
Non-GAAP net income and income per share:
GAAP net loss	$(605)	$(3,251)	$(5,009)	$(11,444)
(percent of total revenue)	(1)%	(5)%	(2)%	(6)%
Adjusted for:
Stock-based compensation expense	14,021	9,157	38,307	30,387
Amortization of acquired intangible assets	1,706	1,615	4,959	4,652
Non-cash interest expense on our convertible senior notes	3,197	2,325	9,428	5,441
Foreign currency transaction losses (gains)	(207)	336	(533)	1,559
Loss on repurchase of convertible senior notes	—	3,752	—	3,752
Non-cash tax benefit	(1,758)	(2,994)	(4,775)	(6,402)
Non-GAAP net income	$16,354	$10,940	$42,377	$27,945
(percent of total revenue)	19%	16%	18%	15%

GAAP net loss per basic common share	$(0.02)	$(0.11)	$(0.17)	$(0.39)
Adjusted for:
Stock-based compensation expense	0.47	0.31	1.30	1.04
Amortization of acquired intangible assets	0.06	0.06	0.17	0.16
Non-cash interest expense on our convertible senior notes	0.11	0.08	0.32	0.19
Foreign currency transaction losses (gains)	(0.01)	0.01	(0.02)	0.05
Loss on repurchase of convertible senior notes	—	0.13	—	0.13
Non-cash tax benefit	(0.06)	(0.10)	(0.16)	(0.22)
Non-GAAP net income per basic common share	$0.55	$0.37	$1.44	$0.96

GAAP net loss per diluted common share	$(0.02)	$(0.11)	$(0.17)	$(0.39)
Adjusted for:
Stock-based compensation expense	0.44	0.31	1.25	1.02
Amortization of acquired intangible assets	0.05	0.05	0.16	0.16
Non-cash interest expense on our convertible senior notes	0.10	0.08	0.31	0.18
Foreign currency transaction losses (gains)	(0.01)	0.01	(0.02)	0.05
Loss on repurchase of convertible senior notes	—	0.13	—	0.13
Non-cash tax benefit	(0.06)	(0.10)	(0.16)	(0.21)
Non-GAAP net income per diluted common share	$0.52	$0.37	$1.39	$0.94

* For the three and nine months ended September 30, 2016 and 2015, the non-GAAP net income per diluted common share calculation included the dilutive effect of stock-based awards and for the three and nine months ended September 30, 2016, the non-GAAP net income per diluted common share calculation included the effect of the premium feature of the convertible senior notes (which, in each case, were not reflected in the corresponding GAAP diluted share calculations, as their effect would have been anti-dilutive as a result of the net losses for these periods). Total diluted weighted average common shares outstanding used for calculating non-GAAP net income per diluted common share were 31,584 thousand and 29,830 thousand for the three months ended September 30, 2016 and 2015 and 30,547 thousand and 29,816 thousand for the nine months ended September 30, 2016 and 2015, respectively.